EXHIBIT 99.1

Rovi Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050 (408) 562-8400 Main

ROVI CORPORATION REPORTS SECOND QUARTER FINANCIAL PERFORMANCE

SANTA CLARA, Calif. (BUSINESS WIRE)—July 29, 2010—Rovi Corporation (NASDAQ: ROVI) announced today that it had second quarter 2010 revenues of $134.8 million, compared to $119.5 million for the second quarter of 2009. Second quarter 2010 GAAP net income was $41.2 million, compared to a net loss of $2.1 million for the second quarter of 2009.

On a non-GAAP Adjusted Pro Forma basis, Adjusted Pro Forma Income was $57.6 million in the second quarter of 2010, compared to $39.0 million in the second quarter of 2009.  Adjusted Pro Forma Income Per Common Share for the second quarter of 2010 was $0.55, compared to $0.38 for the second quarter of 2009. Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share are defined below, in the section entitled Non-GAAP or Adjusted Pro Forma Information.  Reconciliations between GAAP pro forma and Adjusted Pro Forma results from operations are provided in the tables below.

“We completed another excellent quarter, growing revenue by 13% in Q2 2010, when compared to Q2 2009, and growing our profit by even more during the same period,” said Fred Amoroso, President and CEO of Rovi.  “In addition, we achieved a number of important business objectives, including winning additional business for TotalGuide, expanding our licensing program, growing advertising revenues, and continuing to retire debt.”

“Given the strength of our performance in the first half of 2010, we are raising our estimates for annual Adjusted Pro Forma Income Per Common Share to a range of $1.90 to $2.10,” added James Budge, Chief Financial Officer of Rovi.

Non-GAAP or Adjusted Pro Forma Information
Rovi Corporation provides non-GAAP or Adjusted Pro Forma information. References to Adjusted Pro Forma information are non-GAAP pro forma measures. The Company provides Adjusted Pro Forma financial information to assist investors in assessing its current and future operations in the way that its management evaluates those operations.  Adjusted Pro Forma Revenue, Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share are supplemental measures of the Company’s performance that are not required by, and are not presented in accordance with GAAP. The Adjusted Pro Forma information does not substitute for any performance measure derived in accordance with GAAP, including, but not limited to, GAAP basis pro forma information.

Adjusted Pro Forma Income is defined as pro forma income (loss) from continuing operations, net of tax, adding back non-cash items such as equity-based compensation, amortization of intangibles, amortization or write-off of note issuance costs, non-cash interest expense recorded on convertible debt under Accounting Standards Codification (“ASC”) 470-20 (formerly known as FSP APB 14-1), mark-to-market fair value adjustments for interest rate swaps and caps, and the reversals of discrete tax items including reserves; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as transaction, transition and integration costs, restructuring and asset impairment charges, payments to note holders and for expenses in connection with the early redemption of debt, court awarded fees, loss on exiting the Guideworks Joint Venture, and expenses related to certain Gemstar pre-acquisition indemnification matters in excess of reserves established in purchase accounting. While depreciation expense is a non-cash item, it is included in Adjusted Pro Forma Income as a reasonable proxy for capital expenditures.

Management has been using Adjusted Pro Forma measures since the acquisition of Gemstar-TV Guide International (“Gemstar”).  Management did so, in part, because it believes that including Gemstar’s operating results only for the period since its acquisition on May 2, 2008 diminishes the comparative value of results from the prior year.  Adjusted Pro Forma financial information assumes all acquisitions and divestitures prior to March 31, 2009 (including the Gemstar acquisition and the Software, Games, eMeta, TV Guide Magazine, TVG Network, TV Guide Network and TV Guide Online divestures), as well as any discontinued operations and product lines were effective on January 1, 2007.  Additionally, the TVG Network, TV Guide Network and TV Guide Online businesses are assumed to have been sold for aggregate proceeds of $275 million which is assumed to have reduced the debt issued in conjunction with the acquisition of Gemstar.

Adjusted Pro Forma Income Per Common Share is calculated using Adjusted Pro Forma Income and taking into account the benefit of the convertible debt call option when it allows the Company to purchase shares of its own stock at a price below what those shares could be purchased for in the open market.

The Company’s management evaluates and makes operating decisions about its business operations primarily based upon Adjusted Pro Forma Revenue, Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share. Management uses Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share as measures as they exclude items management does not consider to be “core costs” or “core proceeds” when making business decisions. Therefore, management presents these Adjusted Pro Forma financial measures along with GAAP measures.  For each such Adjusted Pro Forma financial measure, the adjustment provides management with information about the Company’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Rovi Corporation does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions, transaction costs and transition and integration costs in order to make more consistent and meaningful evaluations of the Company’s operating expenses. Management also excludes the effect of restructuring and asset impairment charges, insurance settlements, losses on debt redemption, court awarded fees, the loss on exiting the Guideworks Joint Venture, expenses related to certain Gemstar pre-acquisition indemnification matters in excess of reserves established in purchase accounting and gains on sale of strategic investments for the same reason.  Management excludes discontinued product lines as it believes this exclusion is as meaningful for comparability purposes as excluding the results from a business that meets the criteria to be classified as discontinued operations on a GAAP basis.  Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the equity-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Rovi Corporation.  Management excludes non-cash interest expense recorded on convertible debt under ASC 470-20, mark-to-market fair value adjustments for interest rate swaps and caps, and the reversals of discrete tax items including reserves as they are non-cash items and not considered “core costs” or meaningful when management evaluates the Company’s operating expenses.  Management reclassifies the current period benefit of the interest rate swaps from other income or expense to interest expense in order for interest expense to reflect the swap rates, as these instruments were entered into to convert, from fixed to floating, the interest rate the Company pays on its convertible debt.  Management includes the benefit of the convertible debt call option, which allows the Company to purchase up to 5.4 million shares of its own stock at approximately $28.28, and is excluded from GAAP EPS calculation as it is anti-dilutive, because the pragmatic reality is management would exercise this option rather than allow this dilution to occur.

Management uses these Adjusted Pro Forma measures to help it make budgeting decisions, including decisions that affect operating expenses and operating margin.  Further, Adjusted Pro Forma financial information helps management track actual performance relative to financial targets.  Making Adjusted Pro Forma financial information available to investors, in addition to GAAP financial information, may also help investors compare the Company’s performance with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that the use of Adjusted Pro Forma measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the Adjusted Pro Forma financial information.  Because other companies, including companies similar to Rovi Corporation, may calculate their non-GAAP financial measures differently than the Company calculates its Adjusted Pro Forma measures, these Adjusted Pro Forma measures may have limited usefulness in comparing companies.  Management believes, however, that providing this Adjusted Pro Forma financial information, in addition to the GAAP financial information, facilitates consistent comparison of the Company’s financial performance over time. The Company has provided Adjusted Pro Forma financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company’s core operating performance in the same way that management does. Reconciliations between pro forma and Adjusted Pro Forma results of operations are provided in the tables below.

Dial-in Information
Rovi Corporation will hold an investor conference call at 4:30 p.m. Eastern time on July 29, 2010.  Investors and analysts interested in participating in the conference are welcome to call 877-941-0843 (or international +1 480-629-9643) and reference the Rovi call.

The conference call can also be accessed via live webcast at www.rovicorp.com on July 29, 2010 at 4:30 p.m. Eastern time. The on-demand audio webcast of the earnings conference call will be made available as soon as practicable after the live webcast ends.

A replay of the conference call will be available through August 2, 2010 and can be accessed by calling 800-406-7325 (or international +1 303-590-3030) and entering passcode 4328723#. A replay of the audio webcast will be available on Rovi Corporation’s website approximately 1-2 hours after the live webcast ends and will remain on Rovi Corporation’s website until our next quarterly earnings call.

About Rovi Corporation
Rovi Corporation is focused on revolutionizing the digital entertainment landscape by delivering solutions that enable consumers to intuitively discover new entertainment from many sources and locations. The company also provides extensive entertainment discovery solutions for television, movies, music and photos to its customers in the consumer electronics, cable and satellite, entertainment and online distribution markets. These solutions, complemented by a leading collection of entertainment data, create the connections between people and technology, and enable them to discover and manage entertainment in an enjoyable form.

Rovi Corporation holds over 4,600 issued or pending patents and patent applications worldwide. It is headquartered in Santa Clara, California, with numerous offices across the United States and around the world including Japan, Hong Kong, Luxembourg, and the United Kingdom. More information about Rovi Corporation can be found at www.rovicorp.com.

All statements contained herein, including the quotations attributed to Mr. Amoroso and Mr. Budge, that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or “looking to the future” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s estimates of future revenues and earnings, business strategies, and future opportunities for product, market or customer expansion.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors include, among others, the Company’s ability to successfully execute on its strategic plan and customer demand for and industry acceptance of the Company’s technologies and integrated solutions. Such factors are further addressed in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2010 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation, except as required by law, to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

# # #
Investor Contact:
James Budge
Rovi Corporation
+1 (408) 562-8400

Lauren Landfield
Rovi Corporation
+1 (408) 562-8400

ROVI CORPORATION
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Revenues	$ 134,768	$ 119,478	$ 264,821	$ 230,636

Costs and expenses:
Cost of revenues	16,027	15,294	57,671	30,464
Research and development	23,315	23,009	49,244	46,033
Selling, general and administrative	33,956	32,248	68,081	64,379
Depreciation	4,642	4,482	9,433	9,031
Amortization of intangible assets	20,170	20,403	40,752	40,662
Restructuring and asset impairment charges	-	45,648	-	53,619
Total costs and expenses	98,110	141,084	225,181	244,188

Operating income (loss) from continuing operations	36,658	(21,606)	39,640	(13,552)
Interest expense	(10,918)	(13,589)	(21,805)	(31,167)
Interest income and other, net	562	1,370	125	2,825
Gain on interest rate swaps and caps, net	19,025	-	12,689	-
Loss on debt redemption	(1,657)	-	(15,970)	-
Income (loss) from continuing operations before income taxes	43,670	(33,825)	14,679	(41,894)
Income tax expense (benefit)	2,399	(31,854)	(106,121)	(34,578)
Income (loss) from continuing operations, net of tax	41,271	(1,971)	120,800	(7,316)
Discontinued operations, net of tax	(85)	(171)	(11,519)	(36,341)
Net income (loss)	$ 41,186	$ (2,142)	$ 109,281	$ (43,657)

Basic income (loss) per share:
Basic income (loss) per share from continuing operations	$ 0.41	$ (0.02)	$ 1.18	$ (0.07)
Basic loss per share from discontinued operations	$ (0.00)	$ (0.00)	$ (0.11)	$ (0.37)
Basic net income (loss) per share	$ 0.41	$ (0.02)	$ 1.07	$ (0.44)

Shares used in computing basic net earnings per share	101,310	100,314	101,931	100,219

Diluted income (loss) per share:
Diluted income (loss) per share from continuing operations	$ 0.39	$ (0.02)	$ 1.13	$ (0.07)
Diluted loss per share from discontinued operations	$ (0.00)	$ (0.00)	$ (0.11)	$ (0.37)
Diluted net income (loss) per share	$ 0.39	$ (0.02)	$ 1.02	$ (0.44)

Shares used in computing diluted net earnings per share	106,629	100,314	106,701	100,219

See notes to the unaudited GAAP Condensed Consolidated Financial Statements in our Form 10-Q.

ROVI CORPORATION
GAAP CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)
ASSETS
	June 30,	December 31,
	2010	2009
Current assets:
Cash and cash equivalents	$ 318,417	$ 165,410
Short-term investments	141,630	107,362
Restricted cash	36	36,838
Trade accounts receivable, net	88,339	71,875
Taxes receivable	4,596	6,363
Deferred tax assets, net	15,531	7,844
Prepaid expenses and other current assets	11,748	10,661
Total current assets	580,297	406,353
Long-term marketable securities	111,506	26,674
Property and equipment, net	39,278	43,124
Finite-lived intangible assets, net	741,580	779,371
Long-term deferred tax assets, net	-	13,691
Other assets	33,469	27,861
Goodwill	856,654	854,065
Total assets	$ 2,362,784	$ 2,151,139
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 63,279	$ 81,369
Deferred revenue	17,469	16,536
Current portion of long-term debt	154,446	18,486
Total current liabilities	235,194	116,391
Taxes payable, less current portion	83,685	80,675
Long-term debt, less current portion	369,803	411,551
Deferred revenue, less current portion	3,989	4,919
Long-term, deferred tax liabilities, net	41,814	-
Other non current liabilities	17,586	17,334
Total liabilities	752,071	630,870
Redeemable equity component of convertible debt	8,250	-
Stockholders’ equity:
Common stock	108	106
Treasury stock	(134,931)	(25,068)
Additional paid-in capital	1,741,731	1,657,888
Accumulated other comprehensive loss	(3,147)	(2,078)
Accumulated deficit	(1,298)	(110,579)
Total stockholders’ equity	1,602,463	1,520,269
Total liabilities and stockholders' equity	$ 2,362,784	$ 2,151,139

See notes to the unaudited GAAP Condensed Consolidated Financial Statements in our Form 10-Q.

ROVI CORPORATION
ADJUSTED PRO FORMA RECONCILIATION
(IN THOUSANDS)
(UNAUDITED)
	Three Months Ended			Three Months Ended
	June 30, 2010			June 30, 2009

	GAAP		Adjusted	GAAP		Adjusted
Revenues:	Pro Forma (11)	Adjustments	Pro Forma	Pro Forma	Adjustments	Pro Forma
Service providers	$ 63,870	$ -	$ 63,870	$ 58,587	$ -	$ 58,587
CE manufacturers	57,701	-	57,701	47,938	-	47,938
Other	13,197	-	13,197	12,953	-	12,953
	134,768	-	134,768	119,478	-	119,478
Costs and expenses:
Cost of revenues (1)	16,027	(314)	15,713	15,294	(528)	14,766
Research and development (2)	23,315	(1,810)	21,505	23,009	(1,024)	21,985
Selling, general and adminstrative (3)	33,956	(6,494)	27,462	32,248	(4,737)	27,511
Depreciation (4)	4,642	-	4,642	4,482	-	4,482
Amortization of intangible assets	20,170	(20,170)	-	20,403	(20,403)	-
Restructuring and asset impairment charges (5)	-	-	-	45,648	(45,648)	-
Total costs and expenses	98,110	(28,788)	69,322	141,084	(72,340)	68,744
Operating income (loss) from continuing operations	36,658	28,788	65,446	(21,606)	72,340	50,734
Interest expense (6)	(10,918)	9,333	(1,585)	(12,497)	4,263	(8,234)
Interest income and other, net (7)	562	(417)	145	1,370	-	1,370
Gain on interest rate swaps and caps, net (8)	19,025	(19,025)	-	-	-	-
Loss on debt redemption	(1,657)	1,657	-	-	-	-
Income (loss) from continuing operations before income taxes	43,670	20,336	64,006	(32,733)	76,603	43,870
Income tax expense (benefit) (9)	2,399	4,002	6,401	(31,487)	36,313	4,826
Income (loss) from continuing operations, net of tax	$ 41,271	$ 16,334	$ 57,605	$ (1,246)	$ 40,290	$ 39,044
Diluted income (loss) per share from continuing operations	$ 0.39		$ 0.55	$ (0.01)		$ 0.38
Share used in computing diluted net earnings per share (10)	106,629	(1,567)	105,062	100,314	705	101,019

(1) Adjustments to cost of revenues consist of the following:
		2010	2009
Equity based compensation		$ (314)	$ (151)
Transition and integration costs		-	(377)
Total adjustment		$ (314)	$ (528)

(2) Adjustments to research and development consist of the following:
		2010	2009
Equity based compensation		$ (1,810)	$ (970)
Transition and integration costs		-	(54)
Total adjustment		$ (1,810)	$ (1,024)

(3) Adjustments to selling, general and administrative consist of the following:
		2010	2009
Equity based compensation		$ (6,494)	$ (3,977)
Transition and integration costs		-	(472)
Transaction costs		-	(288)
Total adjustment		$ (6,494)	$ (4,737)

(4) While depreciation is a non-cash item, it is included in Adjusted Pro Forma Income From Continuing Operations as management considers it a proxy for capital expenditures.
(5) For 2009, adjustment eliminates $44.7 million of non-cash asset impairment charges and $0.9 million of restructuring charges
(6) Adjustments eliminate non-cash interest expense such as amortization of note issuance costs and the convertible note discount recorded under ASC 470-20 (formerly known as FSP APB 14-1) and reclass to include the impact of interest rate swaps on interest expense.
(7) Adjustment eliminates the $0.4 million adjustment related to the loss from exiting the Guideworks Joint Venture in the first quarter of 2010.
(8) Adjustment eliminates non-cash mark-to-market gain of $16.3 million related to interest rate swaps and caps and reclassifies the $2.7 million current period benefit from the interest rate swap to interest expense.
(9) For the 2010 period, the adjustments eliminate both the discrete income tax benefit due to the release of tax contingency reserves related to the net operating losses of the Company’s former TV Guide Magazine business and the expense related to the valuation allowance established against the corresponding deferred tax assets, and adjusts tax expense to the adjusted pro forma cash tax rate. For 2009, adjusts tax expense to the adjusted pro forma tax rate.
(10) For the 2010 period, recognizes the benefit of convertible debt call option, which allows the Company to purchase up to 5.4 million shares of its own stock at approximately $28.28, which is excluded from GAAP EPS calculation as it is anti-dilutive. For the 2009 period, includes dilutive potential common shares as adjustments to pro forma loss from continuing operations resulted in Adjusted Pro Forma Net Income.
(11) GAAP Pro Forma information for the 2010 period is the same as our GAAP results. No adjustments have been made to the GAAP results since they are comparative with prior quarters' pro forma results.

ROVI CORPORATION
ADJUSTED PRO FORMA RECONCILIATION
(IN THOUSANDS)
(UNAUDITED)
	Six Months Ended			Six Months Ended
	June 30, 2010			June 30, 2009

	GAAP		Adjusted	GAAP		Adjusted
Revenues:	Pro Forma (11)	Adjustments	Pro Forma	Pro Forma	Adjustments	Pro Forma
Service providers	$ 131,269	$ -	$ 131,269	$ 111,020	$ -	$ 111,020
CE manufacturers	106,280	-	106,280	94,424	-	94,424
Other	27,272	-	27,272	25,192	-	25,192
	264,821	-	264,821	230,636	-	230,636
Costs and expenses:
Cost of revenues (1)	57,671	(25,131)	32,540	30,464	(788)	29,676
Research and development (2)	49,244	(3,955)	45,289	46,033	(2,053)	43,980
Selling, general and adminstrative (3)	68,081	(12,454)	55,627	64,379	(9,184)	55,195
Depreciation (4)	9,433	-	9,433	9,031	-	9,031
Amortization of intangible assets	40,752	(40,752)	-	40,662	(40,662)	-
Restructuring and asset impairment charges (5)	-	-	-	53,619	(53,619)	-
Total costs and expenses	225,181	(82,292)	142,889	244,188	(106,306)	137,882
Operating income (loss) from continuing operations	39,640	82,292	121,932	(13,552)	106,306	92,754
Interest expense (6)	(21,805)	16,244	(5,561)	(24,572)	7,883	(16,689)
Interest income and other, net (7)	125	992	1,117	2,825	-	2,825
Gain on interest rate swaps and caps, net (8)	12,689	(12,689)	-	-	-	-
Loss on debt redemption	(15,970)	15,970	-	-	-	-
Income (loss) from continuing operations before income taxes	14,679	102,809	117,488	(35,299)	114,189	78,890
Income tax expense (benefit) (9)	(106,121)	117,870	11,749	(32,360)	41,038	8,678
Income (loss) from continuing operations, net of tax	$ 120,800	$ (15,061)	$ 105,739	$ (2,939)	$ 73,151	$ 70,212
Diluted income (loss) per share from continuing operations	$ 1.13		$ 1.00	$ (0.03)		$ 0.69
Share used in computing diluted net earnings per share (10)	106,701	(1,404)	105,297	100,219	250	100,469

(1) Adjustments to cost of revenues consist of the following:
		2010	2009
Equity based compensation		$ (647)	$ (291)
Transition and integration costs		-	(497)
Legal settlement		(24,484)	-
Total adjustment		$ (25,131)	$ (788)

(2) Adjustments to research and development consist of the following:
		2010	2009
Equity based compensation		$ (3,955)	$ (1,898)
Transition and integration costs		-	(155)
Total adjustment		$ (3,955)	$ (2,053)

(3) Adjustments to selling, general and administrative consist of the following:
		2010	2009
Equity based compensation		$ (12,454)	$ (7,562)
Transaction costs		-	(617)
Transition and integration costs		-	(1,005)
Total adjustment		$ (12,454)	$ (9,184)

(4) While depreciation is a non-cash item, it is included in Adjusted Pro Forma Income From Continuing Operations as management considers it a proxy for capital expenditures.
(5) For 2009, adjustment eliminates $44.7 million of non-cash asset impairment charges and $8.9 million of restructuring charges.
(6) Adjustments eliminate non-cash interest expense such as amortization of note issuance costs and the convertible note discount recorded under ASC 470-20 (formerly known as FSP APB 14-1) and reclass to include the impact of interest rate swaps on interest expense.
(7) Adjustment eliminates the $1.0 million loss related to exiting the Guideworks Joint Venture.
(8) Adjustment eliminates non-cash mark-to-market gain of $9.6 million related to interest rate swaps and caps and reclassifies the $3.1 million current period benefit from the interest rate swap to interest expense.
(9) For the 2010 period, the adjustments eliminate both the discrete income tax benefit due to the release of tax contingency reserves related to the net operating losses of the Company’s former TV Guide Magazine business and the expense related to the valuation allowance established against the corresponding deferred tax assets, and adjusts tax expense to the adjusted pro forma cash tax rate. For 2009, adjusts tax expense to the adjusted pro forma tax rate.
(10) For the 2010 period, recognizes the benefit of convertible debt call option, which allows the Company to purchase up to 5.4 million shares of its own stock at approximately $28.28, which is excluded from GAAP EPS calculation as it is anti-dilutive. For the 2009 period, includes dilutive potential common shares as adjustments to pro forma loss from continuing operations resulted in Adjusted Pro Forma Net Income.
(11) GAAP Pro Forma information for the 2010 period is the same as our GAAP results. No adjustments have been made to the GAAP results since they are comparative with prior quarters' pro forma results.